DXL Mens Apparel Names Sahal S. Laher, Senior Vice President, Chief Digital and Information Officer

CANTON, MA (January 30, 2017) – Destination XL Group, Inc. (NASDAQ:DXLG) today announced that Sahal Laher has been named  Senior Vice President, Chief Digital and Information Officer, effective January 30, 2017. The former Brooks Brothers executive will report to the Company's Chief Executive Officer, David Levin, and will be the principal architect and leader of DXL’s digital commerce strategies and IT/MIS Operations. Laher will also be a member of the Company’s Executive Committee.

“We have built robust Omni-channel capabilities, and it is now time to leverage our seamless shopping environment with digital expertise anchored on customer interaction, online experience, and personalization to further build DXL’s brand awareness,” said David Levin, CEO of DXL Mens Apparel. “With his track record of leading high profile brands, Sahal is poised to enhance engagement with our core shopper across all channels of distribution.”

Mr. Laher has over 20 years of senior operational experience with a focus on digital and Omni-channel strategies.  He was most recently Executive Vice President of Digital Innovation and Technology & Global CIO at Brooks Brothers, where he was responsible for ensuring that the company’s information technology investments, resources and project execution were aligned with its strategic business objectives. Prior to Brooks Brothers, Laher was Global CIO at Stride Rite Corporation where he worked closely with the Stride Rite executive leadership team in delivering an IT strategy that supported growth by integrating the global supply chain across brands and geographies. Sahal also held senior strategic consulting positions at Deloitte Consulting, Andersen Consulting and Data General Corporation.

“Digital provides a platform to facilitate interactions and transactions with our customers in an efficient, simple, and superior way,” said Sahal Laher. "I'm excited to be joining the DXL Mens Apparel team and look forward to evolving our digital technology in innovative ways and continue to build out customer-centric solutions."

Laher holds a Bachelor of Science degree with Distinction in Electrical/Computer Engineering and International Studies from Worcester Polytechnic Institute in Massachusetts.

About Destination XL Group, Inc.
Destination XL Group, Inc. is the largest Omni-channel specialty retailer of big & tall men's apparel with store locations throughout the United States and London, England. The retailer operates under five brands: Destination XL®, Casual Male XL, Rochester Clothing, ShoesXL and LivingXL. The Company also operates e-commerce sites at www.destinationxl.com and www.bigandtall.com.With more than 2,000 private label and name brand styles to choose from, big and tall customers are provided with a unique blend of wardrobe solutions not available at traditional retailers. The Company is headquartered in

Canton, Massachusetts. For more information, please visit the Company's investor relations website: http://investor.destinationxl.com.

Forward-Looking Statements
Certain statements and information contained in this press release constitute forward-looking statements under the federal securities laws, including statements regarding the Company's expectations with respect to its Omni-channel strategy, its projected sales and the ultimate success of the digital strategy. The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K filed on March 18, 2016, that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company, including the risks relating to the Company's execution of its DXL strategy and ability to grow its market share, its ability to predict customer tastes and fashion trends, its ability to forecast sales growth trends and its ability to compete successfully in the United States men's big and tall apparel market. Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The Company undertakes no obligation and expressly disclaims any duty to update such statements.

Investors:
ICR, Inc.
Tom Filandro, 646-277-1200
Tom.Filandro@icrinc.com
or
Media:
Jason Geller, 646-277-1218
Jason.Geller@icrinc.com

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